Exhibit 23.4
CONSENT OF RYDER SCOTT COMPANY, L.P.
We consent to the reference to our firm name in this Registration Statement on Form S-8 of Devon Energy Corporation and the reference to our reports for Devon Energy Corporation as of the years ended December 31, 2007 and 2008, included and incorporated herein by reference.
/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
Houston, Texas
June 5, 2009